UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SILICON VALLEY BANCSHARES
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3003 Tasman Drive

Santa Clara, California 95054

(408) 654-7400

Below is a letter, dated April 16, 2004, sent by Silicon Valley Bancshares to Fidelity Investments, which may be deemed as additional solicitation material.

April 16, 2004

Ed Corrao

Fidelity Investments

Legal Dept. - Proxy Group

82 Devonshire Street - F7C

Boston, MA 02109

Re:  Silicon Valley Bancshares 1997 Equity Incentive Plan and Amended and Restated Stock Rights Agreement

Dear Mr. Corrao:

This letter is in response to the discussions that Silicon Valley Bancshares (“SIVB”) have had with you in connection with SIVB’s 1997 Equity Incentive Plan (the “1997 Plan”) and the Amended and Restated Preferred Stock Rights Agreement (the “Rights Plan”).  SIVB will recommend the following amendments to the 1997 Plan and the Rights Plan to our Board of Directors at our July 2004 meeting:

1997 Equity Incentive Plan

In response to your company’s concern regarding the grant of stock bonus awards under the 1997 Plan: Under Section 7, “Terms of Stock Bonuses, Purchase of Restricted Stock and Restricted Stock Units”, the 1997 Plan currently provides that each stock bonus will be issued in lieu of cash compensation.  Pursuant to the discussions between you and SIVB, this language addresses your company’s concern that stock bonuses are awarded in lieu of cash.  Therefore, we will not take any further actions in this regard.  However, we will bring an amendment to the Board of Directors at its July 2004 meeting that will specify that any stock bonus awards granted under the 1997 Plan will not exceed 5% of the shares available in the 1997 Plan.

In response to your company’s concern regarding Section 9, “Cancellation and Re-grant of Options”:  The Plan currently requires stockholder approval for repricing or cancellation and re-grant in less than six months. We will bring an amendment to the Board of Directors at its July 2004 meeting that will require any repricing or cancellation and re-granting within six months and one day to be subject to stockholder approval.

Amended and Restated Preferred Stock Rights Agreement

In response to your company’s concern regarding termination date of the Rights Plan:  Currently, the Rights Plan provides that the termination date of the Rights Plan is 2014.  We will bring an amendment to the Rights Plan to the Board of Directors at its July 2004 meeting that will change the termination date of the Rights Plan from 2014 to 2008.

Please feel free to contact Lisa Bertolet, Stock Plan Administrator at (408) 654-7282 or Grace Leung, Counsel at (408) 654-7135 with any questions or concerns.

Sincerely,

/s/ Derek Witte

Derek Witte
General Counsel